                                                                      EXHIBIT 99


                      EZCORP ANNOUNCES 101% EARNINGS GROWTH
                               FOR SECOND QUARTER

AUSTIN, TEXAS (APRIL 20, 2004) -- EZCORP, Inc. (Nasdaq/NM: EZPW) announced today results for its second fiscal quarter and six month period, which ended March 31, 2004.

For the quarter ended March 31, 2004, EZCORP's net income improved 101% to $3,007,000 (twenty-three cents per share) compared to $1,498,000 (twelve cents per share) for the prior year period. These earnings are above the Company's previously announced estimate of thirteen to sixteen cents for this period. Total revenues for the second fiscal quarter increased 10% to $58,289,000 compared to $53,022,000 for the prior year second fiscal quarter. After higher levels of gross profit on merchandise and jewelry scrapping sales and higher levels of operating expense, operating income improved 90% to $4,468,000.

For the six months ended March 31, 2004, EZCORP generated net income of $5,997,000 (forty-six cents per share) compared to a net loss for the same six month period a year ago. Effective October 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, which deals with the accounting treatment of goodwill and other intangible assets. After a charge of $8,037,000 for the cumulative effect of adopting this new accounting principle, the Company reported a net loss for the six month period ended March 31, 2003 of $4,254,000 (thirty-four cents per share).

Commenting on these results, President and Chief Executive Officer, Joe Rotunda, stated, "It was an excellent quarter with each business element growing in volume and profitability. For the quarter, we had 5% same store sales growth with better margins, we more than doubled our payday loan balance from last year, and we increased our pawn loan balance 2% from a year ago. Our strong profit performance coupled with seasonal trends enabled us to generate significant cash flow and reduce debt during the quarter over $17 million to $15 million."

Rotunda continued, "In addition to our financial performance, we have made considerable progress with new store development. Through the first six months of the year, we have opened an additional 51 EZMoney Payday Loan stores, 46 of which adjoin an EZPAWN location. We now plan to open approximately 120 new EZMoney storefronts this fiscal year, up from our earlier guidance of 75 to 85."


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Rotunda concluded, "Considering our performance through the first two quarters of fiscal 2004 and our plans for the balance of the year, we are raising our earnings guidance for the fiscal year to a range of $0.65 to $0.70 per share."

EZCORP meets the short-term cash needs of the cash and credit constrained consumer by offering convenient, non-recourse loans collateralized by tangible personal property, commonly known as pawn loans, and short-term non-collateralized loans, often referred to as payday loans. The Company also sells merchandise, primarily collateral forfeited from its pawn lending operations, to consumers looking for good value. As of March 31, 2004, the Company operated 280 EZPAWN and 55 EZMONEY Payday Loan stores, 48 of which adjoin an EZPAWN location.

This announcement contains certain forward-looking statements regarding the Company's expected performance for future periods including, but not limited to, new store expansion and expected future earnings. Actual results for these periods may materially differ from these statements. Such forward-looking statements involve risks and uncertainties such as changing market conditions in the overall economy and the industry, consumer demand for the Company's services and merchandise, changes in regulatory environment, and other factors periodically discussed in the Company's annual, quarterly and other reports filed with the Securities and Exchange Commission.

You are invited to listen to a conference call discussing these results on April 20, 2004 at 3:30pm Central Time. The conference call can be accessed over the Internet (or replay it at your convenience) at the following address. http://www.firstcallevents.com/service/ajwz403904219gf12.html

For additional information, contact Dan Tonissen at (512) 314-2289.


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                                  EZCORP, INC.
         HIGHLIGHTS OF CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
             (in thousands, except per share data and store counts)

                                                                            THREE MONTHS ENDED MARCH 31,
                                                                           ------------------------------
                                                                               2004              2003
                                                                           ------------      ------------
Revenues:
    Merchandise sales                                                      $     33,188      $     31,587
    Jewelry scrapping sales                                                       5,186             4,184
    Pawn service charges                                                         14,488            14,323
    Payday loan service charges                                                   5,072             2,675
    Other revenues                                                                  355               253
                                                                           ------------      ------------
        Total revenues                                                           58,289            53,022
Cost of goods sold:
    Cost of merchandise sales                                                    18,858            19,243
    Cost of jewelry scrapping sales                                               3,659             3,429
                                                                           ------------      ------------
        Total cost of goods sold                                                 22,517            22,672
                                                                           ------------      ------------
Net revenues                                                                     35,772            30,350

Operations expense                                                               23,061            21,414
Administrative expense                                                            6,378             4,393
Depreciation and amortization                                                     1,865             2,192
                                                                           ------------      ------------
    Operating income                                                              4,468             2,351

Interest expense, net                                                               373               474
Equity in net income of unconsolidated affiliate                                   (496)             (427)
                                                                           ------------      ------------
Income before income taxes                                                        4,591             2,304
Income tax expense                                                                1,584               806
                                                                           ------------      ------------
Income before cumulative effect of a change in accounting principle               3,007             1,498
Cumulative effect of adopting a new accounting principle, net of tax                 --                --
                                                                           ------------      ------------
Net income                                                                 $      3,007      $      1,498
                                                                           ============      ============

Income per share, assuming dilution:
    Income before cumulative effect of a change in accounting principle    $       0.23      $       0.12
    Cumulative effect of adopting a new accounting principle, net of tax             --                --
                                                                           ------------      ------------
    Net income                                                             $       0.23      $       0.12
                                                                           ============      ============

Weighted average shares - assuming dilution                                      13,209            12,513
Pawn store count - average for period                                               280               280
Mono-line payday loan store count - average for period                               39                --

                                  EZCORP, INC.
         HIGHLIGHTS OF CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
             (in thousands, except per share data and store counts)


                                                                             SIX MONTHS ENDED MARCH 31,
                                                                           ------------------------------
                                                                               2004              2003
                                                                           ------------      ------------
Revenues:
    Merchandise sales                                                      $     64,250      $     63,132
    Jewelry scrapping sales                                                       7,679             6,837
    Pawn service charges                                                         30,040            29,957
    Payday loan service charges                                                   9,933             5,752
    Other revenues                                                                  701               543
                                                                           ------------      ------------
        Total revenues                                                          112,603           106,221
Cost of goods sold:
    Cost of merchandise sales                                                    36,441            37,937
    Cost of jewelry scrapping sales                                               5,349             6,055
                                                                           ------------      ------------
        Total cost of goods sold                                                 41,790            43,992
                                                                           ------------      ------------
Net revenues                                                                     70,813            62,229

Operations expense                                                               45,677            42,859
Administrative expense                                                           12,240             8,690
Depreciation and amortization                                                     3,780             4,459
                                                                           ------------      ------------
    Operating income                                                              9,116             6,221

Interest expense, net                                                               821             1,131
Equity in net income of unconsolidated affiliate                                   (861)             (730)
                                                                           ------------      ------------
Income before income taxes                                                        9,156             5,820
Income tax expense                                                                3,159             2,037
                                                                           ------------      ------------
Income before cumulative effect of a change in accounting principle               5,997             3,783
Cumulative effect of adopting a new accounting principle, net of tax                 --            (8,037)
                                                                           ------------      ------------
Net income (loss)                                                          $      5,997      $     (4,254)
                                                                           ============      ============

Income (loss) per share, assuming dilution:
    Income before cumulative effect of a change in accounting principle    $       0.46      $       0.30
    Cumulative effect of adopting a new accounting principle, net of tax             --             (0.64)
                                                                           ------------      ------------
    Net income (loss)                                                      $       0.46      $      (0.34)
                                                                           ============      ============

Weighted average shares - assuming dilution                                      13,101            12,438
Pawn store count - average for period                                               280               280
Mono-line payday loan store count - average for period                               26                --


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                                  EZCORP, INC.
              HIGHLIGHTS OF CONSOLIDATED BALANCE SHEETS (UNAUDITED)
             (in thousands, except per share data and store counts)


                                                                   AS OF MARCH 31,
                                                                2004             2003
                                                            ------------     ------------
Assets:
  Current assets:
    Cash and cash equivalents                               $        202     $      3,386
    Pawn loans                                                    42,079           41,218
    Payday loans                                                   4,643            2,253
    Pawn service charges receivable, net                           7,825            7,966
    Payday loan service charges receivable, net                      928              442
    Inventory, net                                                29,492           29,535
    Deferred tax asset                                             8,163            6,418
    Prepaid expenses and other assets                              3,054            2,456
                                                            ------------     ------------
      Total current assets                                        96,386           93,674
  Investment in unconsolidated affiliates                         15,417           15,124
  Property and equipment, net                                     24,642           28,659
  Deferred tax asset, non-current                                  4,391            1,948
  Other assets                                                     5,366            5,477
                                                            ------------     ------------
      Total assets                                          $    146,202     $    144,882
                                                            ============     ============
Liabilities and stockholders' equity:
  Current liabilities:
    Accounts payable and other accrued expenses                   11,668           10,030
    Customer layaway deposits                                      1,842            1,731
    Federal income taxes payable                                     771              443
                                                            ------------     ------------
      Total current liabilities                                   14,281           12,204
  Long-term debt, less current maturities                         15,000           28,000
  Deferred gains and other long-term liabilities                   4,139            4,019
                                                            ------------     ------------
      Total long-term liabilities                                 19,139           32,019
  Total stockholders' equity                                     112,782          100,659
                                                            ------------     ------------
      Total liabilities and stockholders' equity            $    146,202     $    144,882
                                                            ============     ============

Pawn loan balance per ending pawn store                     $        150     $        147
Inventory per ending pawn store                             $        105     $        105
Book value per share                                        $       9.25     $       8.26
Tangible book value per share                               $       9.04     $       8.03
Pawn store count - end of period                                     280              280
Mono-line payday loan store count - end of period                     55               --
Shares outstanding - end of period                                12,198           12,188